Exhibit 32

CERTIFICATION
     This Report on Form 10-Q of Tri-County Financial Corporation (the “Company”) for the quarterly period ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2007	By:	/s/ Michael L. Middleton
Michael L. Middleton
President and Chief Executive Officer

Date: November 13, 2007	By:	/s/ William J. Pasenelli
William J. Pasenelli
Executive Vice President and Chief Financial Officer